UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2024 (February 6, 2024)

PepGen Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41374	85-3819886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue 8th Floor Boston, Massachusetts	02118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 797-0979

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PEPG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2024, PepGen Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, as underwriter, pursuant to which the Company agreed to issue and sell an aggregate of 7,530,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $10.635 per share.

The offering was made pursuant to the shelf registration statement on Form S-3 (File No. 333-272378) that was filed by the Company with the Securities and Exchange Commission (“SEC”) on June 2, 2023, and declared effective by the SEC on June 16, 2023, and a related prospectus supplement. The Company expects the offering to close on February 9, 2024.

The expected net proceeds of this offering, after deducting underwriting discounts and commissions and offering expenses, will be approximately $76.4 million. The Company intends to use the net proceeds from this offering to fund ongoing research and clinical development of its product candidates, as well as for working capital and other general corporate purposes. Following the consummation of this offering, the Company expects its existing cash, cash equivalents, and marketable securities will enable it to fund its operating expenses and capital expenditure requirements into 2026.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Goodwin Procter LLP, relating to the validity of the Shares in connection with the offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On February 7, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated February 6, 2024.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

99.1	Pricing Press Release dated February 7, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPGEN INC.

Date: February 7, 2024	By:	/s/ Noel Donnelly
Noel Donnelly
Chief Financial Officer